Exhibit 10.1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of May 2, 2025, is by and between Mobile-health Network Solutions, a Cayman Islands company (the “Company”), and each of the Purchasers who are signatories to this Agreement and who are listed on Annex A hereto (each, a “Purchaser”). Each of the Purchasers and the Company is sometimes referred to herein each as a “Party”, and collectively as the “Parties”.

W I T N E S S E T H:

WHEREAS, the Company desires to sell to each Purchaser, and each Purchaser desires to purchase from the Company, class A ordinary shares, par value $0.000032 per share (the “Ordinary Shares,” and such Ordinary Shares issued pursuant to this Agreement, the “Sold Shares” or “Securities”), in accordance with the terms and provisions of this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Company and each Purchaser agrees as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1 Issuance, Sale and Purchase of Securities. Upon the terms and conditions in this Agreement, the Company is offering to each Purchaser, and each Purchaser has agreed to purchase, the number of Securities set forth opposite such Purchaser’s name on such Purchaser’s signature page and on Annex A hereto, in each case, free and clear of any Liens.

Section 1.2 Closing. Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers agree to purchase, in the aggregate, $200,000 of Sold Shares, free and clear of any Liens, based upon the Purchase Price Per Share. Each Purchaser shall deliver to the Company, via wire transfer, immediately available funds equal to such Purchaser’s subscription amount (each, the “Purchaser’s Subscription Amount”) as set forth on the signature page hereto executed by such Purchaser, and the Company shall deliver to such Purchaser its Sold Shares, and the Company and such Purchaser shall deliver the other items set forth in Section 1.3 that are deliverable at the Closing. The Sold Shares will, upon their issuance, constitute not more than 19.9% of the total issued and outstanding Ordinary Shares. Upon satisfaction of the covenants and conditions set forth in Section 1.3, the Closing shall take place remotely by electronic transfer of the Closing documentation. “Closing” means the closing of the purchase and sale of the Securities pursuant to this Section 1.2.

Section 1.3 Deliveries; Closing Conditions.

(a) Deliveries. On or prior to the date of Closing (the “Closing Date”), the Parties shall deliver or cause to be delivered:

(i) this Agreement duly executed by the each Party;

(ii) the Company shall deliver the Sold Shares, free and clear of all Liens; as well as a copy of the irrevocable instructions to Vstock Transfer, LLC, the current transfer agent of the Company, and any successor transfer agent of the Company (the “Transfer Agent”) instructing the Transfer Agent to deliver, on an expedited basis, a certificate evidencing a number of Sold Shares equal to the aggregate Subscription Amounts divided by US$1.779 (the “Purchase Price Per Share”), with each Purchaser to receive its Sale Shares registered in its name, or, at the election of the Company, evidence of the issuance of the Sold Shares hereunder as held in book entry form on the books of The Depository Trust Company or as held in DRS book-entry form by the Transfer Agent and registered in the name of each Purchaser, in each case, which evidence shall be reasonably satisfactory to such Purchaser (the number of each Purchaser’s Sold Shares shall be as set forth on Annex A); and

(iii) the Company shall deliver wire instructions for payment of each Purchaser’s Subscription Amount, and each Purchaser shall deliver its Subscription Amount by wire transfer to the account of the Company.

(b) Closing Conditions.

The obligations of the Parties in connection with the Closing are subject to the following conditions being met (any of which may be waived in writing by the waiving Party in its sole discretion):

(i) the representations and warranties of each Party set forth in this Agreement shall be true and correct in all material respects as of the Closing (unless made as of a specific date therein, in which case as of such date), except where the failure of any such representations and warranties to be so true and correct would not reasonably be expected to have a Material Adverse Effect on such Party;

(ii) all obligations, covenants and agreements of each Party required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities; and

(iv) the Sold Shares (A) shall be approved and designated for quotation or listed on the Nasdaq Capital Market, subject to official notice of issuance, and (B) shall not be suspended, in each case, as of the Closing, by the SEC or the Nasdaq Capital Market from trading on the Nasdaq Capital Market nor shall suspension by the SEC or the Nasdaq Capital Market have been threatened, as of the Closing, either (1) in writing by the SEC or the Nasdaq Capital Market or (2) by falling below the minimum listing maintenance requirements of the Nasdaq Capital Market.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser as follows:

(a) Organization and Power. Each of the Company and its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as is currently conducted. Neither the Company nor any of its Subsidiaries is in violation or default of any provision of the Company’s Amended and Restated Memorandum and Articles of Association, dated February 28, 2025, or any other organizational documents of the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification, except to the extent not material.

(b) Due Issuance of the Securities. The Securities have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, the Securities will be validly issued, fully paid and non-assessable, and the Securities shall be free and clear of all Liens and issued in compliance with all applicable securities Laws.

(c) Authority and Validity. The Company has full power and authority to and has taken all necessary corporate action required to enter into, execute and deliver this Agreement, the other Transaction Documents and each agreement, certificate, document and instrument to be executed and delivered by it pursuant to this Agreement or the other Transaction Documents, and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the other Transaction Documents and the performance by it of its obligations hereunder and thereunder have been duly authorized by all requisite actions on its part, including by the Board.

(d) Enforcement; Noncontravention. Each of this Agreement and the other Transaction Documents has been duly executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(e) Filings, Consents and Approvals. Neither the execution and delivery by the Company of this Agreement or the other Transaction Documents, nor the consummation by the Company of the Transactions, nor the performance by the Company of this Agreement or any other Transaction Documents in accordance with its terms requires the filing, consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental authority or other public body or authority, except the filing of a Form D and current report on Form 6-K with the Securities and Exchange Commission (the “SEC”) or the listing of the Sold Shares with the Nasdaq Capital Market.

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(f) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements (including registration statements, proxy statements or otherwise) and other documents (including all amendments, exhibits and schedules thereto) required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by Law to file such material) (the foregoing materials, including the documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act, the Exchange Act and any other applicable Law, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) No General Solicitation. Neither the Company nor any person or entity acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to “accredited investors” within the meaning of Rule 501 under the Securities Act.

(h) No Integrated Offering. None of the Company nor its Subsidiaries, nor, to the knowledge of the Company, any Person acting on its or their behalf, has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the Securities under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or steps that would cause the offering or issuance of the Securities under this Agreement to be integrated with other offerings by the Company.

(i) No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except liabilities expressly reserved against in the consolidated balance sheet (or the notes thereto) of the Company and its Subsidiaries included in the Company’s Annual Report on Form 20-F/A for the fiscal year ended June 30, 2024 (the “Balance Sheet Date”).

(j) Absence of Certain Changes. Since the Balance Sheet Date, there has not been any Material Adverse Effect affecting the Company.

(k) Equity Capitalization.

(i) As of the execution of this Agreement, the authorized capital stock of the Company consists of (A) 781,250,000 Class A Ordinary Shares and (B) 781,250,000 class B Ordinary Shares (“Class B Shares”). As of the execution of this Agreement, (1) 2,905,930 Ordinary Shares were issued and outstanding and (2) 1,459,438 Class B Shares were issued and outstanding.

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(ii) All of the Company’s issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable.

(iii) Except as disclosed in the SEC Reports, there are no outstanding subscriptions, options, warrants, calls, convertible securities or other contracts (or any rights, preemptive rights or rights of first offer) relating to the issuance or repurchase of capital stock, or other equity interests of the Company or any of its Subsidiaries, to which the Company or any of its Subsidiaries is a party, or by which it is bound, obligating the Company or any of its Subsidiaries to (A) issue, transfer or sell, or cause to be issued, transferred or sold, any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or securities, bonds, debentures, notes or other obligations convertible into or exchangeable for such shares of capital stock or other equity interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other contract (or any such right, preemptive right or right of first offer) or (C) redeem or otherwise acquire any number of such shares of capital stock or other equity interests.

(iv) The SEC Reports set forth, as of the execution of this Agreement, the name and jurisdiction of organization of each Subsidiary of the Company or joint venture to which the Company or any of its Subsidiaries is party.

(l) No Broker. No broker, investment banker or other person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the execution and delivery of this Agreement or the consummation of the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

(m) Investment Company Status. Neither the Company nor any of its Subsidiaries is an “investment company” as such term is defined in the Investment Company Act of 1940.

(n) No Survival. The Company’s representations and warranties shall survive until the Closing.

Section 2.2 Representations and Warranties of each Purchaser. Each Purchaser hereby makes, on a several but not joint basis, the following representations and warranties to the Company (references to “the Purchaser” in this Section 2.2 shall be to each individual Purchaser only):

(a) Authority. The Purchaser has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Purchaser pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of its obligations hereunder have been duly authorized by all requisite actions on its part.

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(b) Valid Agreement. This Agreement has been duly executed and delivered by the Purchaser and constitutes the Purchaser’s legal, valid and binding obligation, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Consents. Neither the execution and delivery by the Purchaser of this Agreement nor the consummation by the Purchaser of any of the Transactions nor the performance by it of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving of notice to, any governmental or public body or authority or any third party, except as have been obtained, made or given and except as to any Schedule 13D filings pursuant to the Exchange Act.

(d) No Conflict. Neither the execution and delivery by the Purchaser of this Agreement or the other Transaction Documents, nor the consummation by the Purchaser of the Transactions, nor compliance by the Purchaser with any of the terms and conditions hereof or of any other Transaction Document, will (A) contravene, conflict with or violate any existing federal, state, county or local Law, rule or regulation or any Order applicable to, or binding upon, the Purchaser, (B) contravene, conflict with, violate or constitute a default under, any agreement, indenture or instrument to which the Purchaser is party or result in the creation of any Lien upon any of the properties or assets of the Purchaser, or (C) result in a violation of the Purchaser’s organizational documents.

(e) No General Solicitation. The Purchaser is not purchasing the Securities because of any general solicitation or general advertisement, including, without limitation, (i) any advertisement, articles, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(f) Status and Investment Intent.

(i) Experience. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities. The Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment.

(ii) Purchase Entirely for Own Account. The Purchaser is acquiring the Securities for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof. The Purchaser does not have any direct or indirect arrangement, or understanding with any other persons to distribute, or regarding the distribution of the Securities in violation of the Securities Act or other applicable laws.

(iii) Investor Accredited Status. The Purchaser is an “accredited investor”, as that term is defined in Rule 501(a) of Regulation D of the Securities Act. The Purchaser has, prior to the date hereof, provided the Company with an executed purchaser questionnaire that confirms the Purchaser’s status as an accredited investor.

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(iv) Distribution Compliance Period. The Purchaser understands that the Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act or any other securities laws of the United States or any other jurisdiction. The Purchaser understands that its investment in the Securities involves a high degree of risk and that it may lose its entire investment. The Purchaser acknowledges that the Securities may not be sold, hypothecated or otherwise disposed of unless registered under the Securities Act and applicable state securities laws or an exemption from registration is available. Any resale of any of the Securities may be made only pursuant to (A) a registration statement under the Securities Act which has been declared effective by the Securities and Exchange Commission and is effective at the time of such sale, or (B) a specific exemption from the registration requirements of the Securities Act.

(v) Restrictive Legend. The Purchaser understands that the certificate or book entry evidencing the Securities will bear a legend or other restriction substantially to the following effect:

“THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NO SALE, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION OF THESE SECURITIES MAY BE MADE UNLESS EITHER (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EITHER CASE UPON THE RECEIPT OF AN OPINION OF U.S. COUNSEL.”

“THE SALE, PLEDGE, HYPOTHECATION, OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN LOCK-UP TERMS AND CONDITIONS SET FORTH IN A CERTAIN AGREEMENT, DATED [*], 2025, BY AND AMONG MOBILE-HEALTH NETWORK SOLUITONS AND THE OTHER PARTIES THERETO. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY.”

(vi) No Broker. No broker, investment banker or other person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the execution and delivery of this Agreement or the consummation of the Transactions based upon arrangements made by or on behalf of the Purchaser.

(g) Not an Affiliate. As of immediately prior to the Closing, the Purchaser is not an officer, director or “affiliate” (as that term is defined in Rule 415 of the Securities Act) of the Company.

(h) No Survival. The representations and warranties of the Purchaser shall survive until the Closing.

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ARTICLE III

COVENANTS; MISCELLANEOUS

Section 3.1 Use of Proceeds. The Company shall contribute the proceeds from this offering, net of transactional costs, to Indopacific Health Technology Pte. Ltd. (or its subsidiaries) as a commitment fee, as soon as practicable but in any event no later than five (5) business days after the Closing Date.

Section 3.2 Legends. Upon request of any Purchaser or any transferee of part or all of any Purchaser’s Securities, the legends set forth in Section 2.2(v) of this Agreement or any other legends shall be removed from the applicable Securities, whether notated upon the certificates representing such Securities or on the book-entry accounts maintained by the Company’s transfer agent representing the Securities if such legend is not required in order to establish compliance with any provisions of the Securities Act.

Section 3.3 Securities Filings. The Company agrees to file a Form D with respect to the Securities if required under Regulation D. Following the Closing Date, the Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States.

Section 3.4 Lock-Up.

(a) Each Purchaser agrees with the Company that such Purchaser shall not Transfer any Securities for a period of six (6) months after the date of their issuance.

(b) The foregoing lock-up restrictions shall not apply to the following:

(i) If the Purchaser is an entity, Transfers to its officers, directors or shareholders, any Affiliates (as defined below) or immediate family members of any of such Purchaser’s officers or directors; or

(ii) If the Purchaser is a natural person, (x) Transfers to its immediate family members or to a trust of which an immediately family member is a beneficiary, (y) Transfers pursuant to a qualified domestic relations order and (z) Transfers by virtue of the laws of descent and distribution upon the death of such Purchaser;

(c) Provided in each above instance, that the transferee executes documentation reasonably satisfactory to the Company that legally binds such transferee to the lock-up provisions in this Agreement.

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Section 3.5 Confidentiality.

(a) Following the Closing, each Purchaser shall not, and shall direct its Representatives not to, disclose any Confidential Information to any person other than such Purchaser and its Representatives and to use the Confidential Information solely for the purposes of monitoring, administering or managing such Purchaser’s investment in the Company made pursuant to this Agreement. Notwithstanding the foregoing, each Purchaser and its Representatives may disclose Confidential Information in order to comply with applicable law. To the extent practical and legally permissible, each Purchaser shall, and shall direct its Representatives to, notify the Company of its intention to make such disclosure. Each Purchaser agrees to reasonably cooperate, and to direct its Representatives to reasonably cooperate, with the Company so that the Company may seek, at its sole cost and expense, an appropriate protective order or other remedy. In the event that such a protective order or other remedy is not obtained, each Purchaser or its Representatives (as applicable) will furnish only that portion of the Confidential Information that is required by applicable law to be disclosed. Notwithstanding anything to the contrary contained in this Agreement, the restrictions set forth in this Section 3.5 shall not apply to disclosures made (A) in response to a formal request by a regulatory or self-regulatory authority or (B) in connection with a routine audit or examination by an auditor or examiner.

Section 3.6 [Reserved].

Section 3.7 Termination. This Agreement may not be terminated except by mutual written agreement of the Parties. Nothing in this Section 3.7 shall be deemed to release any Party from any liability for any breach of this Agreement prior to the effective date of such termination.

Section 3.8 Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the Transaction Documents and the consummation of Transactions.

Section 3.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either Party against the other concerning the Transactions shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York. The Parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

Section 3.10 Consent to Jurisdiction. Each of the Company and each Purchaser hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section 3.10 shall affect or limit any right to serve process in any other manner permitted by law.

Section 3.11 Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties hereto.

Section 3.12 Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, each of the Parties and their respective heirs, successors and permitted assigns.

Section 3.13 Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the Company or any Purchaser without the prior express written consent of, in the case of any assignment by the Company, Purchasers holding at least 51% of the Sold Shares, and in the case of any assignment by any Purchaser, the Company. Any purported assignment in violation of the foregoing sentence shall be null and void.

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Section 3.14 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the Parties to whom notice is to be given, on the date sent if sent by e-mail or facsimile, on the next business day following delivery if sent by courier or on the day of attempted delivery by postal service if mailed by registered or certified mail, return receipt requested, postage paid, and properly addressed. The address of each Purchaser for such notices and communications shall be as set forth on the signature pages attached hereto. If to the Company, at:

Mobile-health Network Solutions

2 Venture Drive

#07-06/07 Vision Exchange

Singapore 608526

Attn: Dr. Siaw Tung Yeng

Email: drsiaw@manadr.com

Any Party may change its address for purposes of this Section 3.14 by giving the other Party a written notice of the new address in the manner set forth above.

Section 3.15 Entire Agreement. This Agreement constitutes the entire understanding and agreement between the Parties hereto with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, between the Parties with respect to the matters covered hereby are merged and superseded by this Agreement.

Section 3.16 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 3.17 Fees and Expenses. Each Party will be responsible for all of its own expenses incurred in connection with the negotiation, preparation and execution of this Agreement

Section 3.18 Public Announcements. The Purchasers and the Company shall consult with each other before issuing, and shall give each other the opportunity to review and comment upon, any press release or public announcement in respect of the Transaction Documents or the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law or Order. Notwithstanding the foregoing, this Section 3.18 shall not apply to any press release or other public statement made by the Company or the Purchasers which does not contain any information relating to the Transactions that has not been previously announced or made public in accordance with the terms of this Agreement.

Section 3.19 Specific Performance. The Parties agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof. Accordingly, each Party shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 3.20 Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 3.21 Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

MOBILE-HEALTH NETWORK SOLUTIONS

By:	/s/ Siaw Tung Yeng
Name:	Siaw Tung Yeng
Title:	Co-CEO

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PURCHASER SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Indopacific Health Investment Corporation Pte. Ltd.

Signature of Authorized Signatory of Purchaser:	/s/ John Kwari

Name of Authorized Signatory: John Kwari

Title of Authorized Signatory: Director

Email Address of Authorized Signatory: jkwari214@gmail.com

Facsimile Number of Authorized Signatory: NA

Address for Notice to Purchaser:

John Kwari

Verde Apartment #3612

3, Jl. H. Cokong No. Kav 6

RT. 3/RW. 1 12920

Jakarta

with a copy to (which shall not constitute notice):

Investment Amount: $150,000.00

Number of Class A Ordinary Shares: 84,317 shares

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PURCHASER SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Natali Ardianto

Signature of Authorized Signatory of Purchaser:	/s/ Natali Ardianto

Name of Authorized Signatory: Natali Ardianto

Title of Authorized Signatory: CEO

Email Address of Authorized Signatory: natali@lifepack.id

Facsimile Number of Authorized Signatory: NA

Address for Notice to Purchaser: Marigold Navapark Apartment

Tower 2 Unit 2C

Jl. Raya Grand Boulevard

BSD City, Sampora, Cisauk, Tangerang, Banten 15345

with a copy to (which shall not constitute notice):

Investment Amount: $50,000.00

Number of Class A Ordinary Shares: 28,106 shares

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ANNEX A

PURCHASERS

NAME OF PURCHASER	ADDRESS AND EMAIL	PURCHASER’S SUBSCRIPTION AMOUNT		SOLD SHARES
Indopacific Health Investment Corporation Pte. Ltd.	John Kwari Verde Apartment #3612 3, Jl. H. Cokong No. Kav 6 RT. 3/RW. 1 12920 Jakarta Jkwari214@gmail.com	$150,000		84,317
Natali Ardianto	Marigold Navapark Apartment Tower 2 Unit 2C Jl. Raya Grand Boulevard BSD City, Sampora, Cisauk, Tangerang, Banten 15345 natali@lifepack.id	$50,000	[1]	28,106
TOTAL SOLD SHARES:				112,423

 1 This Purchaser has agreed to Purchase “at least $50,000” of Sale Shares.

EXHIBIT A

DEFINITIONS

As used in this Agreement, the following terms have the meanings specified in this Exhibit A.

“Affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

“Confidential Information” means all confidential and proprietary information relating to the Company that the Company or its Representatives make available to any Purchaser or its Representatives pursuant to Section 3.5. “Confidential Information” does not include information that: (a) is or becomes generally available to the public; (b) is or has previously been disclosed to any Purchaser or its Representatives on a non-confidential basis by a third party; or (c) was independently developed by any Purchaser or its Representatives without the use of any other Confidential Information.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Law” mean all state or federal laws, common law, statutes, ordinances, codes, rules or regulations or other similar requirement enacted, adopted, promulgated, or applied by any Governmental Authority, including any rules of any stock exchange or other self-regulatory organization.

“Lien” means any mortgage, charge, pledge, hypothecation, security interest, prior claim, encroachments, lien (statutory or otherwise), defect of title, adverse right or claim, or encumbrance of any kind, in each case, whether contingent or absolute.

“Losses” means any damages, losses, payments, liabilities, penalties, judgments, settlements, fines, and out-of-pocket costs and expenses (including any costs and expenses of any and all Actions and demands, assessments, judgments, settlements and compromises relating thereto and the reasonable costs and expenses of attorneys’, accountants’, consultants’ and other professionals’ fees and expenses incurred in the investigation or defense thereof or the enforcement of rights).

“Material Adverse Effect” as to any Party means any change, development, circumstance, fact or effect that, individually or in the aggregate, has or would reasonably be expected to (a) have, a material adverse effect on the business, results of operations, assets or financial condition of such Party and its Subsidiaries (taken as a whole), or (b) prevent, materially delay or materially impair the consummation by such Party of the Transactions in accordance with the terms of this Agreement.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Authority or any department or agency thereof.

“Representatives” means, with respect to any Person, its directors, officers, managers, members, employees, agents and professional advisors (including legal counsel, accountants, consultants and financial advisors).

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

“Transaction Documents” means this Agreement and any ancillary closing documents.

“Transactions” means the transactions contemplated hereby or under any of the Transaction Documents.

“Transfer” means, with respect to any Securities, any (a) sale of, offer to sell, contract or agreement to sell, hypothecation of, pledge of, grant of any option, right or warrant to purchase or other transfer or disposition of, or agreement to transfer or dispose of, directly or indirectly, or establishment or increase of a put equivalent position in respect of, or liquidation or decrease of a call equivalent position in respect of, within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, any such Securities, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any such securities, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

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